Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL

TO TENDER SHARES OF COMMON STOCK OF

ARCHON CORPORATION
Pursuant to that certain Offer to Purchase made by the Company and dated May 19, 2008

THE EXPIRATION DATE AND THE WITHDRAWAL DEADLINE FOR THIS OFFER IS 5:00 P.M., NEW YORK TIME, ON FRIDAY, JUNE 20, 2008, UNLESS OTHERWISE EXTENDED

The Depositary for the Offer is:

AMERICAN STOCK TRANSFER &
TRUST COMPANY

By Mail:		By Hand or Overnight Courier:

American Stock Transfer & Trust Company		American Stock Transfer & Trust Company
Operations Center		Attn: Reorganization Department
Attn: Reorganization Department		59 Maiden Lane
6201 15th Avenue		Concourse Level
Brooklyn, NY 11219		New York, NY 10038

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary. You must sign this Letter Of Transmittal in the appropriate space provided below, with signature guarantee if required, and complete the Substitute Form W-9 set forth below.

The instructions contained within this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

☐	If this is a preferential Odd-Lot Share tender you MUST check this box. (Note: All preferential Odd-Lot Shares must be tendered if this box is checked)

DESCRIPTION OF SHARES OF COMMON STOCK TENDERED
Names(s) and Address(es) of Registered Holder(s) (Please Fill in, if blank)	Share Certificate(s) and Shares(s) Tendered (Please attach additional signed list, if necessary)
	Common Stock Share Certificate Number(s)(1)	Total Number of Shares of Common Stock Represented by Share Certificate(s)(1)	Number of Shares of Common Stock Tendered(2)

Total Shares Tendered
(1) Need not be completed by shareholders who deliver Shares by book-entry transfer (“Book-Entry Shareholders”).
(2) Unless otherwise indicated, all Shares represented by Share Certificates delivered to the Depositary will be deemed to have been tendered. See Instruction 4.

☐ Check here if Share Certificates have been lost or mutilated.

REGISTRATION
IF FUNDS ARE TO BE WIRED TO THE NAME SHOWN AT THE TOP OF THIS FORM OR CHECKS ARE TO BE ISSUED IN A NAME OTHER THAN THAT SHOWN AT THE TOP OF THIS FORM OR ARE TO BE SENT TO AN ADDRESS OTHER THAN THAT SHOWN AT THE TOP OF THIS FORM, PLEASE CHECK
☐ THE BOX AND COMPLETE THE FOLLOWING INFORMATION

SPECIAL ISSUANCE INSTRUCTIONS

To be completed ONLY if checks(s) are to be issued in the name of someone other than the registered holder(s)

Name:______________________________________________
Address:____________________________________________
___________________________________________________
___________________________________________________

EMPLOYER IDENTIFICATION OR
SOCIAL SECURITY NUMBER
_______________________________________

_______________________________________

SPECIAL DELIVERY INSTRUCTIONS

Part 1: To be completed ONLY if the funds are to be wired to the registered holder:

Account Name:__________________________________________
Account Number:________________________________________
ABA Number:___________________________________________

Further Instructions:
______________________________________________________

Part 2: To be completed ONLY if check(s) are to be mailed to someone other than the registered holder(s) or such registered holder(s) at an address other than shown on the top of this form.

Name:________________________________________________

Address:______________________________________________
_____________________________________________________

PLEASE READ THE FOLLOWING CAREFULLY,
SIGN AND COMPLETE THE W-9 FORM

Ladies and Gentlemen:

     The undersigned hereby tenders to Archon Corporation., a corporation licensed under the laws of the State of Nevada (the “Company”), those certain shares described in the Offer to Purchase, par value $.01 per share (the “Share” or “Shares”), at a price equal to $40.00 for each Share tendered on or before the Expiration Date (as each term is defined in the Offer to Purchase, including what may occur upon any oversubscription), in cash, upon the terms and conditions set forth in the Offer to Purchase dated May 19, 2008, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together shall collectively constitute the “Offer”).

     The undersigned hereby offers to sell to the Company, unless timely withdrawn, all of his, her or its Shares tendered hereby and hereby irrevocably constitutes and appoints the Transfer Agent as attorney in fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to present such Shares and any applicable Share certificates for cancellation of such Shares on the Company’s books. The undersigned hereby warrants that the undersigned has full authority to sell each of the Shares tendered hereby and that the Company will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

     The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Company may not be required to purchase any (or all) of the Shares tendered hereby. In that event, the undersigned understands that, in the case of Shares evidenced by certificates, certificate(s) for any (or all) Shares not purchased will be returned to the undersigned at the address indicated above. In the case of Shares not evidenced by certificates and held in an investment account, the Transfer Agent will cancel the tender order (with regard to Shares not purchased) and the Shares will not be withdrawn from the account.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, and subject to a valid and timely withdrawal, this tender is irrevocable.

SIGN HERE
(See Instructions 1, 5, and 8)

SIGNATURE(S) OF
STOCKHOLDERS____________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________

DATED:____________________________________

     Must be signed by registered holder(s) exactly as name(s) appear on first page. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth the following information:

NAME(S)___________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________

CAPACITY (full title)___________________________________________________________________________________________________________

ADDRESS___________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________

AREA CODE AND TELEPHONE NO. ______________________________________________________________________________________________

GUARANTEE OF SIGNATURE(s)
(SEE INSTRUCTIONS)

NAME OF FIRM______________________________________________________________________________________________________________

ADDRESS___________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________

AUTHORIZED SIGNATURE_____________________________________________________________________________________________________

NAME______________________________________________________________________________________________________________________

AREA CODE AND TELEPHONE NO._______________________________________________________________________________________________

SUBSTITUTE FORM W-9 REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION (PLEASE REFER TO ACCOMPANYING GUIDELINES)
PART 1 – PLEASE ENTER YOUR ☐☐☐☐☐☐☐☐☐ SOCIAL SECURITY NUMBER OR EMPLOYER IDENTIFICATION NUMBER
PART 2 – CERTIFICATION – Under penalties of perjury, I certify that:

(1)      The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and

(2)      I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result to report all interest or dividends, or the IRS has notified me that I am not subject to backup withholding.

Certification Instructions – You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

SIGNATURE_________________________________________________

DATE______________________________________________________
PART 3 – CERTIFICATION FOR
FOREIGN RECORD HOLDERS

Under penalties of perjury, I certify that I am not a Unites States citizen or resident (or I am signing for a foreign corporation, partnership, estate or trust).

Signature_________________________________________________

Date_____________________________________________________

LETTER OF TRANSMITTAL INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

     1. Guarantee of Signatures. If a check is to be issued in a name or names other than that shown at the top of this form or are to be sent to an address other than that shown at the top of this form, the signatures on this Letter of Transmittal must first be guaranteed by a member firm of a registered national securities exchange or a commercial bank or trust company having an office, branch or agency in the United States. This Letter of Transmittal is to be used only if you may effect the tender offer transaction yourself and do not intend to request your broker to effect the transaction for you.

     2. Delivery of Letter of Transmittal. A properly completed and duly executed Letter of Transmittal, should be mailed or delivered to the Transfer Agent on or prior to the Expiration Date at the appropriate address as noted on the bottom on the last page herein and must be received by the Transfer Agent prior to the Expiration Date. The method of delivery of all documents is at the sole election and risk of the tendering stockholder.

     3. Inadequate Space. If the space provided is inadequate, the number of Shares should be listed on a separate signed schedule attached hereto.

     4. Oversubscriptions. In the event that fewer than all of the Shares in your investment account or evidenced by any certificate submitted will be purchased due to oversubscription, fill in the number of Shares which are to be tendered in the column entitled “Number of Shares of Common Stock Tendered.” If applicable, a new certificate for the remainder of the Shares evidenced by your old certificate(s) will be sent to you as soon as practicable after the Expiration Date of the Offer. All Shares represented by certificate(s) listed or in your investment account are deemed to have been tendered unless otherwise indicated.

     5. Signatures on Letter of Transmittal, Authorization and Endorsements.

     (a) If the Letter of Transmittal is signed by the registered holder of the Shares tendered hereby, the signatures(s) must correspond with the name(s) in which the Shares are registered.

     (b) If the Shares are held of record by two or more joint holders, all such holders must sign this Letter of Transmittal.

     (c) If any tendered Shares are registered in different names it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Shares.

     (d) When this Letter of Transmittal is signed by the registered holder(s) of the Shares listed and, if applicable, of the certificates transmitted hereby, no endorsements of certificates or separate authorizations are required.

     (e) If this Letter of Transmittal or any certificates or authorizations are signed by trustees, executors, administrators, guardians, attorneys in fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and must submit proper evidence satisfactory to the Company of their authority so to act.

     6. Transfer Taxes. The Company will pay all the taxes, if any, payable on the transfer to it of Shares purchased pursuant to the Offer. If tendered certificates are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

     7. Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of Shares will be determined by the Company in its sole discretion, whose determination shall be final and binding. The Company reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Shares or any particular stockholder, and the Company’s interpretations of the terms and conditions of the Offer (including these instructions) will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived. Neither the Company, the Transfer Agent, nor any other person shall be obligated to give notice of defects or irregularities in tenders, nor shall any of them incur any liability for failure to give any such notice.

8. Important Tax Information. Under Federal income tax law, a stockholder whose tendered Shares are accepted for payment is required by law to provide the Transfer Agent (as payer) with his correct taxpayer identification number, which is accomplished by completing and signing the Signature Form.